EXHIBIT 2








                                 CODE OF REGULATIONS
                                          of
                                CFB MARKETWATCH FUNDS

                                      ARTICLE I
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                                       TRUSTEES
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                    1.1  Number and Term of Office.  The number of Trustees
                         -------------------------
          shall be such number, not more than ten (10), as may be fixed from time to time by the Trustee(s). Each Trustee shall hold office until the next meeting of the Shareholders following his election or appointment as a Trustee at which trustees are elected and until his successor shall have been elected and qualified.

                    1.2  Place of Meetings; Telephone Meetings.  Meetings
                         -------------------------------------
          of the Trustees, regular or special, shall be held at the principal office of the Trust or at such other place as the Trustees may from time to time determine. The Trustees or any committee thereof may participate in a meeting of the Trustees or of such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting may hear each other at the same time and participation by such means shall constitute presence in person at the meeting except for the purpose of voting on any investment advisory agreement or distribution plan of the Trust.

                    1.3  Regular Meetings.  Regular meetings of the
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          Trustees may be held without notice at such time and at the principal office of the Trust or at such other place as the Trustees may from time to time determine.

                    1.4  Special Meetings.  Special meetings of the
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          Trustees may be called by the President on one day's notice to each Trustee; special meetings of the Trustees shall be called by the President or Secretary in like manner and on like notice on the written request of two Trustees.

                    1.5  Committees.  The Trustees may by resolution passed
                         ----------
          by a majority of the Trustees appoint from among its members an executive committee and other committees composed of two or more Trustees, and may delegate to such committees, in the intervals between meetings of the Trustees, any or all of the powers of the Trustees in the management of the business and affairs of the Trust, except the power to issue Shares in the Trust or to recommend to Shareholders any action requiring Shareholder approval.

                    1.6  Chairman of the Board.  The Trustees may from time
                         ---------------------
          to time designate one of their number to serve as Chairman of the Board. If a Chairman has been designated:











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                    (a)  He may call meetings of the Trustees, and shall
          preside at meetings of the Trustees. In his absence, a majority of the Trustees who are present shall select a person to preside.

                    (b) He or his designee shall preside at meetings of Shareholders.

                    (c) He shall not be an officer of the Trust for any purpose, and shall have no executive, operating, or administrative authority with respect to the Trust. He shall be deemed to be a Trustee of the Trust for all purposes.

                    (d) He shall be entitled to receive such compensation, if any, as may from time to time be fixed by the Trustees, and he shall be reimbursed by the Trust for all reasonable expenses incurred by him in carrying out his duties as aforesaid.

                    (e) He may resign as Chairman at any time by giving written notice to the Trustees, to the President, or to the Secretary of the Trust. The acceptance of such notice shall not be necessary to make it effective.

                    (f)  He shall serve at the pleasure of the Trustees.

                    A.   Compensation.  Any Trustee, whether or not a
                         ------------
          salaried officer, employee, or agent of the Trust, may be compensated for his services as a Trustee or as a member of a committee, or as Chairman of the Board of Trustees or Chairman of a committee, by fixed periodic payments or by fees for attendance at meetings or by both, and in addition may be reimbursed for transportation and other expenses, all in such manner and amounts as the Trustees may from time to time determine.

                                      ARTICLE II
                                      ----------

                                     SHAREHOLDERS
                                     ------------

                    2.1  Meetings.  Meetings of the Shareholders of the
                         --------
          Trust may be called by the Trustees and shall be called by the Trustees whenever required by law or upon the written request of the holders of at least ten percent (10%) of the outstanding Shares entitled to vote.

                    2.2  Notice.  Written notice, stating the place, day
                         ------
          and hour of each meeting of the Shareholders and the general nature of the business to be transacted shall be given by, or at the direction of, the person calling the meeting to each Shareholder of record entitled to vote at the meeting at least ten days prior to the day named for the meeting, unless in a particular case a longer period of notice is required by law.




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                    2.3  Shareholders' List.  The officer or agent having
                         ------------------
          charge of the transfer books for Shares of the Trust shall make, at least five days before each meeting of the Shareholders, a complete list of the Shareholders entitled to vote at the meeting, arranged in alphabetical order with the address of and the number of Shares held by each such Shareholder. The list shall be kept on file at the office of the Trust and shall be subject to inspection by any Shareholder at any time during usual business hours and shall also be produced and kept open at the time and place of each meeting of Shareholders and shall be subject to inspection by any Shareholder during each meeting of Shareholders.

                    2.4  Record Date.  The Trustees may fix a time (during
                         -----------
          which they may close the Share transfer books of the Trust) not more than ninety (90) days prior to the date of any meeting of the Shareholders, or the date fixed for the payment of any dividend, or the date of the allotment of rights or the date when any change or conversion or exchange of Shares shall go into effect, as a record date for the determination of the Shareholders entitled to notice of, or to vote at, any such meeting, or entitled to receive payment of any such dividend, or to receive any such allotment of rights, or to exercise such rights, as the case may be. In such case, only such Shareholders as shall be Shareholders of record at the close of business on the date so fixed shall be entitled to notice of, or to vote at, such meeting or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any Shares on the books of the Trust after any record date fixed, as aforesaid.

                                     ARTICLE III
                                     -----------

                                       NOTICES
                                       -------

                    3.1  Form.  Notices to the Trustees shall be oral or by
                         ----
          telephone or telegram or in writing delivered personally or mailed to the Trustees at their addresses appearing on the books of the Trust. Notices to the Shareholders shall be in writing and delivered personally or mailed to the Shareholders at their addresses appearing on the books of the Trust. Oral notice shall be deemed to be given when given directly to the person required to be notified and notice by mail shall be deemed to be given when deposited in the United States mail or with a telegraph office for transmission. Notice to the Trustees need not state the purpose of a regular or special meeting of the Trustees or committee.

                    3.2  Waiver.  Whenever any notice of the time, place or
                         ------
          purpose of any meeting of the Shareholders, the Trustees or a committee is required to be given under the provisions of Massachusetts law or under the provisions of the Declaration of






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          Trust or these Regulations, a waiver thereof in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting of the Shareholders in person or by proxy, or at the meeting of the Trustees or the committee in person, shall be deemed equivalent to the giving of such notice to such persons.

                                      ARTICLE IV
                                      ----------

                                       OFFICERS
                                       --------

                    4.1  Number.  The officers of the Trust shall be chosen
                         ------
          by the Trustees and shall include a President, who shall be a Trustee, a Secretary and a Treasurer. The Board of Trustees may from time to time elect or appoint one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers.

                    4.2  Other Officers.  The Trustees from time to time
                         --------------
          may appoint such other officers and agents as they shall deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as the Trustees may from time to time prescribe. The Trustees may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe the respective rights, terms of office, authorities and duties.

                    4.3  Election and Tenure.  The officers of the Trust
                         -------------------
          shall be chosen by the Trustees. Two or more offices may be held by the same person but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Declaration of Trust or these Regulations to be executed, acknowledged or verified by two or more officers. Any officer or agent may be removed by the Trustees. An officer of the Trust may resign by filing a written resignation with the President or with the Trustees or with the Secretary. Any vacancy occurring in any office of the Trust by death, resignation, removal or otherwise may be filled by the Trustees.

                    4.4  Compensation.  The salaries or other compensation
                         ------------
          of all officers and agents of the Trust shall be fixed by the Trustees, except that the Trustees may delegate to any committee the power to fix the salary or other compensation of any officer of the Trust.

                    4.5  President.  The President shall be the chief
                         ---------
          executive officer of the Trust; he shall preside at all meetings of the Trustees and of the Shareholders unless a Chairman has been designated; he shall be, ex officio, a member of all
                                        -- -------
          standing committees; and he shall see that all orders and resolutions of the Trustees are carried into effect. He, or such





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          person as he may designate, shall sign, execute and acknowledge, in the name of the Trust, deeds, mortgages, bonds, contracts and other instruments authorized by the Trustees, except in the case where the signing and execution thereof shall be delegated by the Trustees to some other officer or agent of the Trust.

                    4.6  Vice Presidents.  The Vice Presidents, in the
                         ---------------
          order of their seniority, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties as the Trustees may from time to time prescribe.

                    4.7  Secretary.  The Secretary shall attend all
                         ---------
          meetings of the Trustees and of the Shareholders and shall record all the proceedings thereof and shall perform like duties for any committee when required. He shall give, or cause to be given, notice of meetings of the Trustees and of the Shareholders, and shall perform such other duties as may be prescribed by the Trustees or the President, under whose supervision he shall be. He shall keep in safe custody the seal of the Trust and, when authorized by the Trustees, affix and attest the same to any instrument requiring it, provided that, in lieu of affixing the seal of the Trust to any document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to affix the word "(SEAL)" adjacent to the signature of the authorized officer of the Trust. The Trustees may give general authority to any other officer to affix the seal of the Trust and to attest the affixing by his signature.

                    4.8  Assistant Secretaries.  The Assistant Secretaries,
                         ---------------------
          in order of their seniority, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Trustees may from time to time prescribe.

                    4.9  Treasurer.  The Treasurer shall be the chief
                         ---------
          financial officer of the Trust. He shall be responsible for the maintenance of its accounting records and shall render to the Trustees when the Trustees so require an account of all the Trust's financial transactions and a report of the financial condition of the Trust.

                    4.10 Assistant Treasurers.  The Assistant Treasurers,
                         --------------------
          in the order of their seniority, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Trustees may from time to time prescribe.




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                                      ARTICLE V
                                      ---------

                               INVESTMENT RESTRICTIONS
                               -----------------------

                    The Trustees may from time to time adopt such restrictions upon the investment of the assets of the Trust, or amendments thereto, as they may consider necessary or desirable, provided that any such restriction or amendment shall be approved
          --------
          by a majority of the outstanding Shares of the Trust entitled to vote thereon if required by the Investment Company Act of 1940, as amended.

                                      ARTICLE VI
                                      ----------

                                  GENERAL PROVISIONS
                                  ------------------

                    6.1  Inspection of Books.  The Trustees may from time
                         -------------------
          to time determine whether and to what extent, and at what times and places, and under what conditions and regulations the accounts and books of the Trust or any of them shall be open to inspection by the Shareholders; and no Shareholder shall have any right to inspect any account or book or document of the Trust except as conferred by law or authorized by the Trustees or by resolution of the Shareholders.

                    6.2  Reports.  The Trust shall transmit to the
                         -------
          Shareholders and/or file with federal and state regulatory agencies such reports of its operations as the Trustees shall consider necessary or desirable or as may be required by law.

                    6.3  Bonding of Officers and Employees.  All officers
                         ---------------------------------
          and employees of the Trust shall be bonded to such extent, and in such manner, as may be required by law.

                    6.4  Transfer of Shares.  Share certificates shall not
                         ------------------
          be issued. Transfer of Shares shall be made on the books of the Trust at the direction of the person named on the Trust's books, or by his attorney lawfully constituted in writing, upon a proper request for redemption or transfer, to the Trust's transfer agent, with such evidence of the authenticity of such transfer, authorization and other matters as the Trust or its agents may reasonably require, and subject to such other reasonable conditions and requirements as may be required by the Trust or its agents; or if the Trustees shall by resolution so provide, transfer of Shares may be made in any other manner provided by law.



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                                     ARTICLE VII
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                                      AMENDMENTS
                                      ----------

                    This Code of Regulations may be altered or repealed by the Trustees at any regular or special meeting of the Trustees.





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